UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2007
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                      Transnational Financial Network, Inc.
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        (Exact name of small business issuer as specified in its charter)


California                         1-14219                  94-2964195
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(State or other jurisdiction       (Commission File         (I.R.S.Employer
of incorporation)                  Number)                  Identification No.)

401 Taraval Street, San Francisco, CA                               94116
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(Address of principal executive offices)                            (Zip Code)


(Registrant's telephone number, including area code: (415) 242-7800

(Former name,former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.02 Termination of a Material Definitive Agreement.

On April 13, 2007, the registrant and Texas Capital Bank agreed to terminate and settle the contractual arrangements related to the sale of the bank's mortgage lending division. In connection with the termination, the registrant agreed to pay certain operating losses incurred by the division between September 30, 2007, and March 31, 2007, The operating losses were mutually agreed to be $500,000. Of the $500,000, $160,000 was paid prior to April 13, 2002, with the balance, $340,000, to be paid in three installments pursuant to a note, the last installment to be paid in June 2008.

The registrant, bank and certain individuals originally issued stock in connection with the acquisition agreed to return that stock without consideration and not have distributed stock based on earn-out provisions of the original agreement. The registrant originally issued 1,708,645 shares and of these, 937,776 shares will be immediately canceled and the balance cancelled as installments are made under the note obligation.

ITEM 9.01 Financial Statements and Exhibits

(d)      Exhibits

Exhibit 10 Termination Agreement between Texas Capital Bank, N.A., and the registrant.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: April 19, 2007
                                       Transnational Financial Corporation


                                       /s/ Joseph Kristul
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                                      Joseph Kristul, Chief Executive Officer